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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    Form 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


                     Date of Report (Date of earliest Event
                             Reported): May 4, 1999





                   BEAR STEARNS ASSET BACKED SECURITIES, INC.
             (Exact name of registrant as specified in its charter)


        Delaware                    333-9532                      13-3836437
(State or Other Jurisdiction      (Commission                 (I.R.S. Employer
     of Incorporation)             File Number)              Identification No.)



  245 Park Avenue
New York, New York                                                10167
(Address of Principal                                          (Zip Code)
 Executive Offices)

Registrant's telephone number, including area code (212) 272-4095
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Item 5.  Other Events.

Filing of Computational Materials

     In connection with the proposed offering of the Irwin Home Equity Loan Trust 1999-2, Home Equity Loan-Backed Notes, Series 1999-2 (the "Class A Certificates"), Bear, Stearns & Co. Inc., as the underwriter (the "Underwriter"), has prepared certain materials (the "Computational Materials") for distribution to their potential investors. Although Bear Stearns Asset Backed Securities, Inc. (the "Company") provided the Underwriter with certain information regarding the characteristics of the mortgage loans (the "Mortgage Loans") in the related portfolio, the Company did not participate in the preparation of the Computational Materials.

     For purposes of this Form 8-K, Computational Materials shall mean the Series 1999-2 term sheet, computer generated tables and/or charts displaying, with respect to the Class A Notes, any of the following: yield; average life; duration, expected maturity; interest rate sensitivity; loss sensitivity; cash flow characteristics; background information regarding the Mortgage Loans; the proposed structure; decrement tables; or similar information (tabular or otherwise) of a statistical, mathematical, tabular or computational nature. The Computational Materials are attached hereto as Exhibits 99.1 and 99.2.

Item 7.  Financial Statements, Pro Forma Financial

         Information and Exhibits.

(a)      Not applicable.

(b)      Not applicable.

(c)      Exhibits:

99.1     The Computational Materials, filed on Form 8-K dated May 4, 1999.
99.2     The Computational Materials, filed on Form 8-K dated May 5, 1999.

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                                   SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                   BEAR STEARNS ASSET BACKED
                                     SECURITIES, INC.



                                   By:  /s/ Jonathan Lieberman
                                     --------------------------
                                        Jonathan Lieberman
                                        Managing Director



Dated:  May 11, 1999

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                                  Exhibit Index


Exhibit                                                                   Page


99.1     The Computational Materials, filed on Form 8-K                     6
         dated May 4, 1999

99.2     The Computational Materials, filed on Form 8-K                    36
         dated May 5, 1999